Exhibit 99
Contact: Ray Wallin
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA  95131
Phone:   (408) 944-0800
Press Release
MICREL REPORTS 2011 SECOND QUARTER FINANCIAL RESULTS

•	Second quarter revenues of $68.5 million increased 1.5% on a sequential quarter basis
•	Second quarter GAAP net income of $10.7 million, or $0.17 per diluted share compared to $0.14 in the prior quarter and $0.20 per diluted share in the second quarter of 2010
•	Non-GAAP earnings per diluted share of $0.18 compared to $0.16 in the prior quarter and $0.21 in second quarter in 2010
•	Second quarter gross margin of 58.3% was up from 56.1% in the prior quarter and 57.8% in the second quarter of 2010
•	Second quarter book-to-bill ratio above one
•	Second quarter cash provided by operating activities of $12.4 million
•	During the second quarter, Micrel’s Board of Directors authorized a 14.3% increase to the company’s common stock dividend to $0.04 per share payable on August 24, 2011

San Jose, CA, July 28, 2011 — Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in analog, high bandwidth communications and Ethernet IC solutions, today announced financial results for the second quarter ended June 30, 2011.

Second quarter revenues of $68.5 million increased by $1.0 million, or 1.5%, from $67.5 million in the first quarter of 2011 due to increased demand in the communications end market as well as a resumption of more typical shipment levels to a Korean wireless handset and consumer electronic device manufacturer which had moderated product deliveries during the previous quarter.  The sequential increase in revenues was less than expected, primarily due to lower than expected demand in the industrial end market.   Compared to the same period last year, second quarter 2011 revenues were lower by $5.4 million, or 7.3%. The year-over-year decrease in revenues was primarily due to a reduction in demand from customers in the computer and communications end markets.

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

Second quarter 2011 GAAP net income was $10.7 million, or $0.17 per diluted share, compared to first quarter 2011 GAAP net income of $9.1 million, or $0.14 per diluted share, and GAAP net income of $12.4 million, or $0.20 per diluted share in the same period in 2010.  Second quarter 2011 non-GAAP net income was $11.6 million, or $0.18 per diluted share, compared to first quarter 2011 non-GAAP net income of $9.9 million, or $0.16 per diluted share, and non-GAAP net income of $13.1 million, or $0.21 per diluted share in the same period in 2010.  A reconciliation of the GAAP net income to non-GAAP net income is provided in the financial tables of this press release.  Non-GAAP results exclude the impact of stock-based compensation expense and the related tax effects.

Commenting on the second quarter performance, Micrel’s President and CEO Ray Zinn said, “Second quarter revenues of $68.5 million increased by 1.5 percent on a sequential quarter basis but fell short of our sequential revenue growth expectations as softer demand within the industrial end market more than offset the strength of the wireless handset and communications end markets. Our book-to-bill for the second quarter of 2011 exceeded one for the first time since the second quarter of last year.  We did see a moderation of orders near the end of the quarter, and we continue to monitor this situation closely.   From an operational standpoint, our second quarter performance was excellent.  Gross margin increased to 58.3%, the second highest quarterly level in the Company’s history.  The second quarter gross margin benefitted from a richer product mix coupled with lower charges for excess inventory than in the previous quarter.  In addition, we remain focused on controlling operating expenses and generating profitable growth which is reflected in our operating margin that expanded to 23.4% of revenues, or an improvement of 380 basis points over the previous quarter.”

“Our strong balance sheet provides Micrel with significant financial flexibility to return capital to shareholders and enhance overall shareholder value.  At the end of the second quarter, our cash, cash equivalents and short-term investments balance grew to $132.3 million, or nearly $2.10 per diluted share.  During the quarter, the Micrel Board of Directors authorized an increase in the quarterly cash dividend to $0.04 per share from the previous quarterly dividend of $0.035 per share. In addition, we continued to maintain an active share re-purchase program. Through the first half of 2011, we repurchased approximately 554,000 shares of Micrel common stock for a total of $7.2 million.”

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

Outlook
Mr. Zinn concluded, “The slow-down in bookings that we experienced starting in the middle of the second quarter is unusual.  New orders typically tend to strengthen throughout the second quarter leading up to the third quarter, which is usually the strongest quarter of the year. Based on current backlog levels and demand estimates, we project that Micrel’s third quarter revenues will be in the range of up 3% to down 4% on a sequential basis.  The overall weakness we see for the third quarter is evenly split between all of our end markets, and we do not foresee any one market stronger or weaker than another.  This leads us to believe that this is a general industry issue.”

Based upon current estimates, gross profit margin is expected to be approximately 56 to 57 percent as a result of planned lower manufacturing utilization to control inventories. In addition, the Company estimates that third quarter 2011 GAAP net income will be approximately $0.13 to $0.17 per diluted share.

Dividend

As previously announced, Micrel’s Board of Directors authorized an approximately 14.3% increase in the Company's quarterly dividend on its common stock.  The new quarterly dividend rate has been increased to $0.04 per share of common stock.  The payment of this dividend will be made on August 24, 2011, to shareholders of record as of August 10, 2011.

Conference Call

The Company will host a conference call at 4:30 p.m. eastern time (1:30 p.m. Pacific time), on July 28, 2011.  Chief Executive Officer Raymond Zinn and Chief Financial Officer Ray Wallin will present an overview of the 2011 second quarter financial results, discuss current business conditions and then respond to questions.

The call is available, live, to any interested party, on a listen only basis, by dialing (866) 551-1530 and entering the participant code 7886115 followed by the # key.  For international callers, please dial (212) 401-6700 and enter the participant code 7886115 followed by the # key.  A live webcast will also be available at the ‘Investors’ section of Micrel’s website at: www.micrel.com.  An audio replay of the conference call will be available through August 4, 2011, by dialing (866) 551-4520 or (212) 401-6750 and entering the participant code 273990 followed by the # key.  The webcast replay will also be available on the Company’s website.

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements about the following topics: our expectations regarding future financial results, including revenues, customer demand and inventories, order lead times, backlog, turns-fill requirements, net income, earnings per share, gross margin, average selling prices, the effect of cost-control efforts, supply chain constraints, channel inventory levels and trends, capacity utilization, development of new products, design wins and customer order patterns and the nature and extent of macro-economic and industry trends.  Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, wireless, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company’s financial statements and forecasts; the global economic situation; the ability of the Company’s vendors and subcontractors to supply or manufacture the Company’s products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of Micrel’s common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to the Company from time to time; Micrel’s operating cash flow, and economic and industry projections.  For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.  All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

Non-GAAP Reporting

The Company presents non-GAAP financial measures only because investors and financial analysts use non-GAAP results in their analysis of historical results and projections of the Company’s future operating results.  The Company’s management uses non-GAAP measures on a limited basis, primarily for employee performance-based compensation.  In order to facilitate the computation of non-GAAP results for the financial analyst community and investors, the Company makes reference to non-GAAP net income and earnings per share.  These non-GAAP results exclude the impact of revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, proxy contest expenses, restructuring and impairment charges or credits, other income related to litigation settlements and their respective related tax effects.  Micrel references those results to allow a better comparison of results in the current period to those in prior periods and to provide insight to the Company’s on-going operating performance after exclusion of these items.  The Company has reconciled such non-GAAP results to the most directly comparable GAAP financial measures in the financial tables at the end of this press release.

Reference to these non-GAAP results should be considered in addition to results that are prepared under current accounting standards, but should not be considered a substitute for results that are presented in accordance with GAAP.  It should also be noted that Micrel’s non-GAAP information may be different from the non-GAAP information provided by other companies.

About Micrel

Micrel, Inc. is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets.  The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs.  Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products.  Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, CA with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia.  In addition, the Company maintains an extensive network of distributors and reps worldwide.  Web: www.micrel.com.  For further information, contact Ray Wallin at: Micrel, Incorporated, 2180 Fortune Drive, San Jose, California 95131, (408) 944-0800; or visit the Micrel website at: www.micrel.com.

-Financial Tables to Follow-

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

MICREL, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011	2010
Net revenues	$68,510	$73,911	$67,494	$136,004	$141,103
Cost of revenues*	28,585	31,222	29,645	58,230	61,195
Gross profit	39,925	42,689	37,849	77,774	79,908
Operating expenses:
Research and development*	12,231	11,540	12,521	24,752	22,913
Selling, general and administrative*	11,672	12,070	12,091	23,763	22,968
Total operating expenses	23,903	23,610	24,612	48,515	45,881
Income from operations	16,022	19,079	13,237	29,259	34,027
Other income (expense):
Interest income	177	126	190	367	270
Interest expense	(2)	(64)	(16)	(18)	(142)
Other income	36	34	39	75	75
Total other income	211	96	213	424	203
Income before income taxes	16,233	19,175	13,450	29,683	34,230
Provision for income taxes	5,512	6,819	4,385	9,897	12,163
Net income	$10,721	$12,356	$9,065	$19,786	$22,067

Net income per share:
Basic	$0.17	$0.20	$0.15	$0.32	$0.35
Diluted	$0.17	$0.20	$0.14	$0.31	$0.35

Shares used in computing per share amounts:
Basic	62,167	62,430	61,845	62,007	62,388
Diluted	63,027	63,191	63,078	63,057	62,840

* Includes amortization of stock-based
compensation as follows:
Cost of revenues	$284	$184	$242	$526	$392
Research and development	525	430	526	1,051	856
Selling, general and administrative	503	531	605	1,108	989

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

MICREL, INCORPORATED
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31,	June 30,
	2011	2010	2011	2011	2010

GAAP Net income	$10,721	$12,356	$9,065	$19,786	$22,067
Adjustments to GAAP net income:
Stock-based compensation included in:
Cost of revenues	284	184	242	526	392
Research and development	525	430	526	1,051	856
Selling, general and administrative	503	531	605	1,108	989
Tax effect of adjustments to GAAP income	(449)	(355)	(543)	(992)	(727)
Total Adjustments to GAAP net income	863	790	830	1,693	1,510
Non-GAAP income**	$11,584	$13,146	$9,895	$21,479	$23,577

Non-GAAP shares used in computing non-GAAP
income per share (in thousands):
Basic	62,167	62,430	61,845	62,007	62,388
Diluted*	63,296	63,522	63,378	63,331	63,189

GAAP income per share - Basic	$0.17	$0.20	$0.15	$0.32	$0.35
Total Adjustments to GAAP net income	$0.02	$0.01	$0.01	$0.03	$0.03
Non-GAAP income per share - Basic	$0.19	$0.21	$0.16	$0.35	$0.38

GAAP income per share - Diluted	$0.17	$0.20	$0.14	$0.31	$0.35
Total Adjustments to GAAP net income	$0.01	$0.01	$0.02	$0.03	$0.02
Non-GAAP income per share - Diluted*	$0.18	$0.21	$0.16	$0.34	$0.37

* Non-GAAP shares have been adjusted from diluted outstanding shares calculated under FAS123R.

** Non-GAAP results are reached by excluding revenues and cost of revenues related to intellectual property settlements, stock-based compensation expense, other operating income or expense items, proxy contest expenses, equipment impairment, restructuring charges or credits, other income related to litigation settlements and their related tax-effects. Non-GAAP results are presented to supplement our GAAP consolidated financial statements to allow a better comparison of results in the current period to those in prior periods and to provide meaningful insight to the Company's on-going operating performance after exclusion of these items.

Micrel Reports 2011 Second Quarter Financial Results
July 28, 2011

MICREL, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
CURRENT ASSETS:
Cash, cash equivalents and short-term investments	$132,284	$109,235
Accounts receivable, net	37,042	34,131
Inventories	38,283	36,709
Income taxes receivable	1,490	6,547
Deferred income taxes	24,809	25,022
Other current assets	2,208	2,718
Total current assets	236,116	214,362

LONG-TERM INVESTMENTS	9,342	12,166
PROPERTY, PLANT AND EQUIPMENT, NET	63,167	64,517
INTANGIBLE ASSETS, NET	128	255
DEFERRED INCOME TAXES	7,797	9,740
OTHER ASSETS	1,444	1,413
TOTAL	$317,994	$302,453

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,212	$19,672
Deferred income on shipments to distributors	37,733	38,646
Current portion of Long-term debt	-	2,857
Other current liabilities	12,646	11,973
Total current liabilities	65,591	73,148

LONG-TERM DEBT	-	-
LONG-TERM TAXES PAYABLE	6,293	5,664

SHAREHOLDERS' EQUITY:
TOTAL SHAREHOLDERS' EQUITY	246,110	223,641
TOTAL	$317,994	$302,453